    As filed with the Securities and Exchange Commission on August 16, 2001.

                                                     Registration No.___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                             SOUTHTRUST CORPORATION
             (Exact name of registrant as specified in its charter)

                 DELAWARE                              63-0574085
      (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)               Identification No.)

           420 NORTH 20TH STREET
            BIRMINGHAM, ALABAMA                           35203
 (Address of Principal Executive Offices)              (Zip Code)

                       STOCK OPTION PLAN FOR CONVERSION OF
                        CENIT BANCORP, INC. STOCK OPTIONS
                            (Full title of the plan)

                               -------------------

                                 ALTON E. YOTHER
                              420 NORTH 20TH STREET
                            BIRMINGHAM, ALABAMA 35203
                     (Name and address of agent for service)

                                 (205) 254-5000
          (Telephone number, including area code, of agent for service)

                                 with a copy to:

                                  PAUL S. WARE
                         BRADLEY ARANT ROSE & WHITE LLP
                                 2001 PARK PLACE
                                   SUITE 1400
                            BIRMINGHAM, ALABAMA 35203
                                 (205) 521-8000

                         CALCULATION OF REGISTRATION FEE



=================================================================================================================================
                      Title of                                             Proposed        Proposed maximum
                    securities to                     Amount to be     maximum offering   aggregate offering       Amount of
                    be registered                      registered       price per share          price         registration fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $2.50 par value:
CENIT Bancorp, Inc. Stock Option Conversion Plan.... 233,764 shares         $19.52*         $4,563,073.28*        $1,140.77*
Rights to Purchase Series 1999 Junior
 Participating Preferred Stock...................... 233,764 rights
=================================================================================================================================

* Calculated pursuant to Rule 457(h)(1), and sets forth the highest offering price produced for any participant, based upon an original option price of $22.25 for shares of common stock of CENIT Bancorp, Inc. divided by 1.14, the conversion ratio specified in the merger agreement pursuant to which the stock options were converted.

================================================================================

           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The documents incorporated by reference into Item 3 of Part II of this Registration Statement (not including exhibits to the information that is incorporated by reference, unless such exhibits are specifically incorporated by reference into the information that this Registration Statement incorporates) are incorporated by reference into the Section 10(a) Prospectus and are available, without charge, to the participants upon written or oral request to Alton E. Yother, SouthTrust Corporation, 420 North 20th Street, Birmingham, Alabama 35203 (telephone number 205-254-5000). The documents containing the information requested by Part I of Form S-8, and all reports, proxy statements and other communications distributed generally to the security holders of SouthTrust Corporation are available, without charge, to participants upon written or oral request to Alton E. Yother, SouthTrust Corporation, 420 North 20th Street, Birmingham, Alabama 35203 (telephone number 205-254-5000).

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed by SouthTrust Corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (2) The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001 (Commission File No. 0-3613); and

         (3) The description of the Company's common stock, par value $2.50 per share (the "Common Stock"), appearing in the Company's Registration Statement on Form S-3 (Registration No. 333-41823), under the caption "DESCRIPTION OF CAPITAL STOCK - Description of Common Stock," as filed on December 9, 1997 pursuant to the Securities Act of 1933, as amended (the "Securities Act").

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of the Registration Statement from the date of the filing of such documents.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           The legality of the securities offered hereby has been passed upon by the firm of Bradley Arant Rose & White LLP, counsel for the Company. As of June 29, 2001, the partners and associates of the firm of Bradley Arant Rose & White LLP beneficially owned approximately 3,590,000 shares of Common Stock of the Company.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Restated Certificate of Incorporation and the Restated and Amended Bylaws of the Company provide that the Company shall indemnify its officers, directors, employees, and agents to the extent permitted by the General Corporation Law of Delaware, which permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The General Corporation Law of Delaware also provides that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Company also maintains insurance coverage relating to certain liabilities of directors and officers.


ITEM 8.    EXHIBITS.

           The following Exhibits are filed as a part of the Registration
Statement:

    * 4(a)        -        Certificate of Designation of Preferences and Rights
                           of Series 1999 Junior Participating Preferred Stock,
                           adopted December 16, 1998 and effective February 22,
                           1999, which was filed as Exhibit A to Exhibit 1 to
                           SouthTrust Corporation's Registration Statement on
                           Form 8-A (File No. 001-14781).

    * 4(b)        -        Amended and Restated Shareholder's Rights of
                           Agreement, dated as of August 1, 2000, between
                           SouthTrust Corporation and American Stock Transfer &
                           Trust Company, Rights Agent, which was filed as
                           Exhibit 1 to SouthTrust Corporation's Registration
                           Statement on Form 8-A (File No. 001- 14781).

    * 4(c)        -        Indenture, dated as of May 1, 1987 between SouthTrust
                           Corporation and National Westminster Bank USA, which
                           was filed as Exhibit 4(a) to SouthTrust Corporation's
                           Registration Statement on Form S-3 (Registration No.
                           33-13637).

    * 4(d)        -        Subordinated Indenture, dated as of May 1, 1992,
                           between SouthTrust Corporation and Chemical Bank,
                           which was filed as Exhibit 4(b)(ii) to the
                           Registration Statement on Form S-3 of SouthTrust
                           Corporation (Registration No. 33-52717).

    * 4(e)       -         Form of Senior Indenture which was filed as Exhibit
                           4(b)(i) to the Registration Statement on Form S-3 of
                           SouthTrust Corporation (Registration No. 33-52717).

      5           -        Opinion of Bradley Arant Rose & White LLP as to the
                           legality of the securities being offered.

     23(a)        -        Consent of Arthur Andersen LLP.

     23(b)        -        Consent of Bradley Arant Rose & White LLP (included
                           in Exhibit 5).

     24           -        Powers of Attorney.

-----------
*  Incorporated by reference.

ITEM 9.    UNDERTAKINGS

           (a)    The undersigned registrant hereby undertakes:

                  (1) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on August 16, 2001.


                                          SOUTHTRUST CORPORATION


                         By:         /s/ Wallace D. Malone, Jr.
                            ---------------------------------------------------
                                       Its Chairman of the Board of
                             Directors, Chief Executive Officer and President



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



                       Signature                                              Title                             Date
                       ---------                                              -----                             ----

              /s/ Wallace D. Malone, Jr.                            Chairman, Chief Executive              August 16, 2001
-----------------------------------------------------             Officer, President, Director
                Wallace D. Malone, Jr.                            (Principal Executive Officer)


                  /s/ Alton E. Yother                               Secretary, Treasurer and               August 16, 2001
-----------------------------------------------------                 Controller (Principal
                    Alton E. Yother                                      Accounting and
                                                                       Financial Officer)


                           *                                                Director                       August 16, 2001
-----------------------------------------------------
                   Julian W. Banton


                           *                                                Director                       August 16, 2001
-----------------------------------------------------
                    Carl F. Bailey


                           *                                                Director                       August 16, 2001
-----------------------------------------------------
                   John M. Bradford


                                                                            Director                       August __, 2001
-----------------------------------------------------
                   William A. Coley


                                                                            Director                       August __, 2001
-----------------------------------------------------
                   Garry N. Drummond


                                                                            Director                       August __, 2001
-----------------------------------------------------
                   H. Allen Franklin


                           *                                                Director                       August 16, 2001
-----------------------------------------------------
                   William C. Hulsey


                           *                                                Director                       August 16, 2001
-----------------------------------------------------
                    Donald M. James


                                                                            Director                       August __, 2001
-----------------------------------------------------
                   Allen J. Keesler


                                                                            Director                       August __, 2001
-----------------------------------------------------
                    Rex J. Lysinger


                           *                                                Director                       August 16, 2001
-----------------------------------------------------
                    Judy M. Merritt


                           *                                                Director                       August 16, 2001
-----------------------------------------------------
                     Van L. Richey


*                 /s/ Alton E. Yother                                                                      August 16, 2001
-----------------------------------------------------
                    Alton E. Yother
                  as Attorney-in-fact

                                INDEX TO EXHIBITS

                                                                                              PAGE IN SEQUENTIALLY
EXHIBIT NUMBER                               DESCRIPTION                                         NUMBERED FILING
--------------                               -----------                                      ---------------------
    * 4(a)        -          Certificate of Designation of Preferences
                             and Rights of Series 1999 Junior Participating
                             Preferred Stock, adopted December 16, 1998 and
                             effective February 22, 1999, which was filed as
                             Exhibit A to Exhibit 1 to SouthTrust Corporation's
                             Registration Statement on Form 8-A (File No.
                             001-14781).
    * 4(b)        -          Amended and Restated Shareholder's Rights of
                             Agreement, dated as of August 1, 2000, between
                             SouthTrust Corporation and American Stock Transfer
                             & Trust Company, Rights Agent, which was filed as
                             Exhibit 1 to SouthTrust Corporation's Registration
                             Statement on Form 8-A (File No. 001-14781).
    * 4(c)        -          Indenture, dated as of May 1, 1987 between
                             SouthTrust Corporation and National Westminster
                             Bank USA, which was filed as Exhibit 4(a) to
                             SouthTrust Corporation's Registration Statement on
                             Form S-3 (Registration No. 33-13637).
    * 4(d)        -          Subordinated Indenture, dated as of May 1,
                             1992, between SouthTrust Corporation and Chemical
                             Bank, which was filed as Exhibit 4(b)(ii) to the
                             Registration Statement on Form S-3 of SouthTrust
                             Corporation (Registration No. 33-52717).
    * 4(e)         -         Form of Senior Indenture which was filed as Exhibit
                             4(b)(i) to the Registration Statement on Form S-3
                             of SouthTrust Corporation (Registration No. 33-52717).
      5            -         Opinion of Bradley Arant Rose & White LLP as to the
                             legality of the securities being offered.
     23(a)         -         Consent of Arthur Andersen LLP.
     23(b)         -         Consent of Bradley Arant Rose & White LLP (included
                             in Exhibit 5).
     24            -         Powers of Attorney.

-------------------
*  Incorporated by reference.